Exhibit 5.5
April 16, 2010
Inverness Medical Innovations, Inc.
51 Sawyer Road, Suite 200
Waltham, Massachusetts 02453
Foley Hoag LLP
Seaport West
155 Seaport Boulevard
Boston, Massachusetts 02210

Re:	Registration Statement on Form S-4 for $100,000,000 aggregate principal amount of Inverness Medical Innovations, Inc.’s 7.875% Senior Notes due 2016 issued in exchange for $100,000,000 aggregate principal amount of 7.875% Senior Notes due 2016
Ladies and Gentlemen:
     We have acted as special Georgia counsel to Alere Healthcare of Illinois, Inc., a Georgia corporation (“Georgia Guarantor”), which is an indirect wholly-owned subsidiary of Inverness Medical Innovations, Inc., a Delaware corporation (the “Company”), in connection with the registration statement on Form S-4 (the “Registration Statement”) being filed by the Company, and certain subsidiaries of the Company, including the Georgia Guarantor, with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) for the registration of the offer (the “Exchange Offer”) to exchange up to $100 million aggregate principal amount of the Company’s 7.875% Senior Notes due 2016 (the “New Notes”), together with guarantees of the New Notes by the Georgia Guarantor and the other such subsidiaries (the “New Guarantees”), for a like amount of the Company’s existing 7.875% Senior Notes due 2016 issued on September 28, 2009 (the “Old Notes”), together with the guarantees of the Old Notes by the Georgia Guarantor and the other such subsidiaries.
     The New Notes and the New Guarantees will be issued pursuant to that certain Indenture dated as of August 11, 2009 (the “Base Indenture”), by and between the Company, as issuer, and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), as amended and supplemented by supplemental indentures dated as of August 11, 2009, September 22, 2009, November 25, 2009, February 1, 2010, March 1, 2010 and March 19, 2010 (the “Supplemental Indentures”, and the Base Indenture, as amended and supplemented by the Supplemental Indentures, the “Indenture”) by and among the Registrant, the subsidiary guarantors named in each such supplemental indenture and the Trustee, as contemplated by the Registration Rights Agreement dated as of September 28, 2009 by and among the Company, the subsidiary guarantors named therein and Jefferies & Company, Inc., Goldman, Sachs & Co., and Wells Fargo Securities, LLC, as the initial purchasers.

Inverness Medical Innovations, Inc.
Foley Hoag LLP
Exchange Offer Opinion (GA)

     All capitalized terms used but not defined in this opinion letter shall have the meanings assigned to such terms in the Indenture.
     In connection with (a) the New Guarantee to be provided by the Georgia Guarantor pursuant to the Indenture, and (b) this opinion letter, we have reviewed originals (or copies identified to our satisfaction as true copies of the originals) of the following documents:
(i)	The Indenture;

(ii)	The Registration Statement;

(iii)	A Certificate of Entity History issued by the Secretary of State of the State of Georgia, dated as of March 18, 2010 for the Georgia Guarantor (the “Certificate of Entity History”);

(iv)	Articles of Incorporation of the Georgia Guarantor as amended to the date hereof and on file with the office of the Secretary of State of the State of Georgia, and Bylaws of the Georgia Guarantor, as amended to the date hereof;

(v)	Unanimous Consent of the Board of Directors of the Georgia Guarantor, dated as of August 3, 2009, in connection with the authorization and approval of the execution, delivery and performance by the Georgia Guarantor of the Supplemental Indentures and its New Guarantee provided pursuant thereto and all other documents related thereto; and

(vi)	Such matters of law as we have considered necessary or appropriate for the expression of the opinions set forth herein.
     The documents listed above as items (i) through (v) are collectively referred to herein as the “Documents”.
     In addition to the Documents, we have also examined, and have relied as to matters of fact upon, originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Georgia Guarantor, and have made such other and further investigations, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.
     This opinion is being delivered at the request of the Company in order to facilitate the issuance of certain legal opinions required in connection with the Registration Statement by Foley Hoag LLP, counsel to the Company. You are aware, and we hereby confirm, that we have not represented the Company or the Georgia Guarantor generally with respect to the Registration Statement, the Indenture, the New Notes, the New Guarantees or otherwise, but that we have been retained for the limited purpose of rendering the opinions set forth herein.

Inverness Medical Innovations, Inc.
Foley Hoag LLP
Exchange Offer Opinion (GA)

     Based on the foregoing and subject to the assumptions, qualifications and limitations set forth below, it is our opinion that:
     (a) The Georgia Guarantor is validly existing as a corporation in good standing under the laws of the State of Georgia, and the Georgia Guarantor had the requisite corporate power and authority to execute and deliver the Supplemental Indentures to which it is a party at the time of such execution and delivery and had and has the requisite corporate power and authority to perform its obligations under the Indenture (including under its New Guarantee therein).
     (b) The execution and delivery by the Georgia Guarantor of the Supplemental Indentures to which it is a party, the performance by the Georgia Guarantor of its obligations under the Indenture, and the New Guarantee of the Georgia Guarantor have been duly authorized by all requisite corporate action on the part of the Georgia Guarantor.
     (c) The Supplemental Indentures to which the Georgia Guarantor is a party have been duly executed and delivered by the Georgia Guarantor.
     (d) The execution and delivery by the Georgia Guarantor of the Supplemental Indentures to which it is a party and the performance by the Georgia Guarantor of its obligations under the Indenture (including under its New Guarantee therein) do not and will not violate its articles of incorporation or bylaws.
     The opinions set forth in this opinion letter are subject to the following assumptions, qualifications and limitations:
     1. While certain members of this firm are admitted to practice in other jurisdictions, for purposes of this opinion letter we have not examined any laws other than Georgia laws, nor have we consulted with members of this firm who are admitted in other jurisdictions with respect to the laws of such jurisdictions; accordingly, the foregoing opinions apply only with respect to said laws examined by us. Accordingly, this opinion letter is limited in all respects to the laws of the State of Georgia and no opinion is expressed with respect to the laws of any other jurisdiction or any effect which such laws may have on the opinions expressed herein.
     2. Except to the extent expressly set forth herein or as we otherwise believe to be necessary to our opinion, we have not undertaken any independent investigation to determine the existence or absence of any fact, and no inference as to our knowledge of the existence or absence of any fact should be drawn from our representation of the Georgia Guarantor or the rendering of the opinions set forth above.
     3. We have assumed with your permission, and without independent investigation: (a) the authenticity of all documents submitted to us as originals, the genuineness of all signatures not witnessed by us, the legal capacity of natural persons and the conformity to authentic original documents of all documents submitted to us as copies; and (b) there has been no material mutual mistake of fact or misunderstanding, or fraud, duress or undue influence, in connection with the negotiation, execution, delivery or performance of the Documents.

Inverness Medical Innovations, Inc.
Foley Hoag LLP
Exchange Offer Opinion (GA)

     4. This opinion letter is limited to the matters expressly set forth herein, and no opinion is to be implied or may be inferred beyond the matters expressly so stated.
     5. We express no opinion as to the validity or enforceability of any document.
     6. As to questions of fact material to our opinions, we have relied upon and assumed the correctness of certificates by public officials and by representatives of the Georgia Guarantor and the factual representations and warranties set forth in the Documents.
     7. The opinions expressed in this opinion letter are as of the date hereof and are rendered solely in connection with the transactions contemplated herein, and we express no opinion regarding, nor do we assume any obligation to update or supplement our opinions to reflect any facts or circumstances that may come to our attention or any change in law, circumstances or events that may occur or become effective at a later date.
     8. Our opinion herein with respect to the good standing or authorization to transact business of the Georgia Guarantor under the laws of the State of Georgia is based solely on the Certificate of Entity History.
     This opinion is furnished to the addressee(s) of this letter in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied on for any other purpose. This opinion letter is rendered solely for the benefit of the addressee(s) of this letter and such other persons as are entitled to rely on it pursuant to the applicable provisions of the Securities Act and may not be relied upon by any other person without our written consent.
     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus included in such Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules or Regulations of the Commission thereunder.

Very truly yours, GREENBERG TRAURIG, LLP
By:	/s/ Michael Leveille
	Name:	Michael Leveille